Exhibit 99.1

Citius Announces Pricing of $7.0 Million Underwritten Offering Priced At-the-Market

CRANFORD, NJ — September 25, 2019 — Citius Pharmaceuticals, Inc. (“Citius”) (“Company”) (CTXR), a specialty pharmaceutical company focused on adjunctive cancer care and critical care drug products, today announced the pricing of an underwritten offering of 7,821,230 shares of its common stock (Common Stock) (or Common Stock equivalent) and common warrants to purchase up to an aggregate of 7,821,230 shares of Common Stock (the Offering), priced at-the-market. Each share of Common Stock (or Common Stock equivalent) is being sold together with a common warrant to purchase one share of Common Stock at a combined effective price of $0.8951 per share and accompanying common warrant. The Company has granted the underwriter a 30-day option to purchase up to an additional 1,173,184 shares of Common Stock and/or common warrants to purchase up to 1,173,184 shares of Common Stock.

H.C. Wainwright & Co., LLC is acting as the sole book-running manager for the Offering.

The common warrants will be exercisable immediately at an exercise price of $0.77 per share and will expire five years from the date of issuance. The shares of Common Stock (or Common Stock equivalent) and the accompanying common warrants can only be purchased together in the Offering but will be issued separately. The Offering is expected to close on or about September 27, 2019, subject to customary closing conditions.

The gross proceeds of the Offering are expected to be approximately $7.0 million, prior to deducting underwriting discounts and commissions and estimated offering expenses. Citius intends to use the net proceeds from the Offering for general corporate purposes, including its Phase 3 clinical Mino-Lok trial for the treatment of catheter related bloodstream infections, the investigational new drug (IND) regulatory pathway for Mino-Wrap and its Phase 2b clinical trial of Hydro-Lido cream for the treatment of hemorrhoids, and working capital and capital expenditures.

A registration statement on Form S-1 (File No. 333-233759) relating to the securities was declared effective by the U.S. Securities and Exchange Commission (SEC) on September 24, 2019. The Offering is being made only by means of a prospectus forming part of the effective registration statement. A preliminary prospectus relating to and describing the terms of the Offering has been filed with the SEC. Electronic copies of the preliminary prospectus and, when available, copies of the final prospectus relating to the Offering may be obtained for free by visiting the SEC’s website at www.sec.gov or from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by email at placements@hcwco.com or by telephone at 646-975-6996.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Citius Pharmaceuticals, Inc.

Citius is a specialty pharmaceutical company dedicated to the development and commercialization of critical care products, with a focus on anti-infectives, cancer care and unique prescription products that use innovative, patented or proprietary formulations of previously-approved active pharmaceutical ingredients. We seek to achieve leading market positions by providing therapeutic products that address unmet medical needs; by using previously approved drugs with substantial safety and efficacy data, we seek to reduce the risks associated with pharmaceutical product development and regulatory requirements. Citius develops products that have intellectual property protection and competitive advantages to existing therapeutic approaches. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price.

Factors that could cause actual results to differ materially from those currently anticipated are: the expected timing of the closing of the Offering and Citius’s expectations regarding the use of proceeds from the Offering; risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Offering; risks associated with the design of our ongoing Phase 3 trial for Mino-Lok, including the recent change to the primary endpoint for that trial and our ability to show clinical significance of that endpoint; risks associated with conducting our Phase 3 trial for Mino-Lok, including completing patient enrollment, patient retention and the reasons for catheter failure in the trial; risks associated with sourcing components of our product candidates; our dependence on third-party suppliers; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; the estimated markets for our product candidates and the acceptance thereof by any market; risks relating to the results of research and development activities; risks associated with developing Mino-Wrap, including that preclinical results may not be predictive of clinical results and our ability to file an IND; uncertainties relating to preclinical and clinical testing; the early stage of products under development; risks related to our growth strategy; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our ability to attract, integrate, and retain key personnel; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Andrew Scott

Vice President, Corporate Development

(O) 908-967-6677

ascott@citiuspharma.com

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